UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On July 7, 2023, Arch Therapeutics, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (the “SPA”) with certain institutional and accredited individual investors (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of (i) 1,749,245 shares (the “Shares”) of common stock, par value $0.001, of the Company (the “Common Stock”) at a purchase price of $0.275 per share; (ii) 4,996,199 warrants (the “Pre-Funded Warrants”) at a purchase price of $0.274 per Pre-Funded Warrant, to purchase an aggregate of 4,996,199 shares of Common Stock (the “Pre-Funded Warrant Shares”); and (iii) 13,490,888 warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase an aggregate 13,490,888 shares of Common Stock (the “Common Warrant Shares” and together with the Pre-Funded Warrant Share, the “Warrant Shares”). The Shares, Pre-Funded Warrants, and Common Warrants were issued as part of a private placement offering authorized by the Company’s board of directors (the “Bridge Offering”).

Pursuant to the lock-up agreement provided for by the SPA, the Investors agreed that they would either (A) purchase securities, for cash, in an offering conducted in conjunction with an uplist of the Common Stock to any of, and in compliance with the rules of, the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (the “Uplist Transaction”) with an aggregate purchase price equal to at least 4.3 multiplied by the aggregate purchase price paid by the Investor for the Shares and Warrants under the SPA or (B) be subject to a lock-up provision not to sell or otherwise transfer any of the Shares or Warrant Shares acquired by them in the Bridge Offering until the one-year anniversary of the Closing Date. The aggregate gross proceeds for the sale of the Shares, Pre-Funded Warrants, and Common Warrants will be approximately $1.85 million, before deducting the placement agent’s fees and other estimated fees and offering expenses payable by the Company. The closing of the sales of these securities under the SPA occurred on July 7, 2023 (the “Closing Date”).

Under the SPA, the Company also agreed that upon the closing of the next underwritten public offering of Common Stock (a “Qualifying Offering”) if the effective offering price to the public per share of Common Stock (the “Qualifying Offering Price”) is lower than the $4.00 per share, then the Company shall issue additional Pre-Funded Warrants in an amount reflecting a reduction in the purchase price paid for the Shares and Pre-Funded Warrants that equals the proportion by which the Qualifying Offering Price is less than the $4.00.

Placement Agent

The Company retained Dawson James Securities, Inc. (“DJ”) as placement agent in connection with the Bridge Offering. The Company paid DJ a cash fee equal to 8.0% of the aggregate gross proceeds of the Bridge Offering and reimbursement of expenses of $50,000. Additionally, the Company has agreed to issue to DJ, or its designees, warrants (the “Placement Agent Warrants”) to purchase that number of shares of Common Stock equal to 5% of the aggregate number of securities sold in the Bridge Offering (including warrant coverage). The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing six months from the closing of the Bridge Offering, at a price per share equal to $0.275. The Placement Agent Warrants will provide for a cashless exercise provision and registration rights (including a one-time demand registration right and unlimited piggyback rights).

Use of Proceeds

The net proceeds to the Company from the Bridge Offering, after deducting the placement agent’s fees and the Company’s other estimated fees and offering expenses and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $1.56 million. The Company intends to use the net proceeds from the Bridge Offering primarily for working capital and general corporate purposes and has not allocated specific amounts for any specific purposes.

Pre-Funded Warrants

The Pre-Funded Warrants will (i) have a nominal exercise price of $0.001 per share; (ii) be exercisable after the earlier of (A) the six-month anniversary after the date of issuance, (B) 120 days after the closing date of an Uplist Transaction, and (C) the date that a registration statement registering the Pre-Funded Warrant Shares is declared effective; (iii) be exercisable until all of the Pre-Funded Warrants are exercised in full; and (iv) have a provision preventing the exercisability of such Pre-Funded Warrants if, as a result of the exercise of the Pre-Funded Warrants, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than either 4.99% or 9.99% of the Company’s Common Stock (the “Warrant Ownership Limitation”) immediately after giving effect to the exercise of the Pre-Funded Warrants. The holder, upon notice to the Company, may increase or decrease the Warrant Ownership Limitation; provided that (i) the Warrant Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Warrant Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of the Company’s Common Stock into which each of the Pre-Funded Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Pre-Funded Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Common Warrants

The Common Warrants will (i) have an exercise price of $1.00 per share; (ii) have a term of exercise equal to 5 years after their issuance date; (iii) be exercisable after the earlier of (A) the six-month anniversary after the date of issuance and (B) the date that a registration statement registering the Common Warrant Shares is declared effective; (iv) have a provision permitting voluntary adjustments to the exercise price by the Company, subject to the prior written consent of the Common Warrant holder; (v) be automatically exchanged upon the closing of an Uplist Transaction for a new warrant (the “Exchange Warrant”) that is identical to the warrants (other than any pre-funded warrants), if any, being issued to investors in such Uplist Transaction, with the number of shares underlying such Exchange Warrant being equal to the number of Common Warrant Shares then underlying the Common Warrant multiplied by three and (vi) have a provision preventing the exercisability of such Common Warrants if, as a result of the exercise of the Common Warrants, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than the Warrant Ownership Limitation immediately after giving effect to the exercise of the Common Warrants. The holder, upon notice to the Company, may increase or decrease the Warrant Ownership Limitation; provided that (i) the Warrant Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Warrant Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of the Company’s Common Stock into which each of the Common Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Common Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company is obligated, subject to certain conditions, to file with the Securities and Exchange Commission within the earlier of (i) 30 days following the closing date of the Uplist Transaction and (ii) 60 days after the Closing Date one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Shares, the Warrant Shares, the shares of Common Stock issuable upon exercise in full of the Exchange Warrants (the “Exchange Warrant Shares”) and the shares of Common Stock issuable upon exercise in full of the Participating Pre-Funded Warrant (as defined below) (the “Conversion Warrant Shares”) for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

Certain Restrictions on Activities

The SPA contains certain restrictions on the Company’s ability to conduct subsequent sales of its equity securities and certain business activities. In particular, commencing on the Closing Date through July 7, 2024, the Company will be prohibited from effecting or entering into agreements to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction. Similarly, the Company is prohibited from repricing equity securities held by its employees to an effective price per share of Common Stock below $0.45.

The issuance and sale of the Shares, Warrants, and Warrant Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act; that the Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

The preceding descriptions of the SPA, Pre-Funded Warrants, Common Warrants, and Registration Rights Agreement are qualified in their entirety by reference to the copies of the form of Securities Purchase Agreement, form of Pre-Funded Warrant, form of Common Warrant, and form of Registration Rights Agreement, which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the three months ending June 30, 2023.

Note Modification Agreements

On July 7, 2023, the Company entered into an amendment (“Amendment No. 8 to the First Notes”) with the holders of the Company’s outstanding Senior Secured Convertible Promissory Notes, as amended on February 14, 2023, and as subsequently amended on March 10, 2023, March 15, 2023, April 15, 2023, May 15, 2023, June 15, 2023, and July 1, 2023, (as amended, the “First Notes”), issued in connection with a private placement financing the Company completed on July 6, 2022 (the “First Closing”). On July 1, 2023, the Company also entered into an amendment (“Amendment No. 8 to the Second Notes”) with the holders of the Company’s outstanding Unsecured Convertible Promissory Notes, as amended on February 14, 2023, and as subsequently amended on March 10, 2023, March 15, 2023, April 15, 2023, May 15, 2023, June 15, 2023, and July 1, 2023, (as amended, the “Second Notes”), issued in connection with a private placement financing the Company completed on January 18, 2023 (the “Second Closing”). On July 1, 2023, the Company also entered into an amendment (“Amendment No. 3 to the Third Notes” and, together with Amendment No. 8 to the First Notes and Amendment No. 8 to the Second Notes, the “Amendments to the 2022 Notes”) with the holders of the Company’s outstanding Unsecured Convertible Promissory Notes, as amended on June 15, 2023, and as subsequently amended on July 1, 2023 (as amended, the “Third Notes” and, together with the First Notes and Second Notes, the “2022 Notes”), issued in connection with a private placement financing the Company completed on May 15, 2023 (the “Third Closing”).

Under the Amendments to the 2022 Notes, the following amendments to the 2022 Notes will be simultaneously effective upon the closing of an offering conducted in conjunction with an uplist of the Common Stock to any of, and in compliance with the rules of, the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (the “Uplist Transaction”). The Specified Percentage (as defined below) of the then outstanding principal amount of the 2022 Notes shall automatically convert (the “Automatic Conversion”) into shares of Common Stock, with the conversion price for purposes of such Automatic Conversion being equal to the lower of (i) the per unit price at which any units (each unit being comprised of one share or share equivalent and accompanying warrants, if any) are sold in the Uplist Transaction or (ii) the price at which warrants issued in the Uplist Transaction are exercisable (but in no event increased above the conversion price in effect immediately prior to the pricing of the Uplist Transaction).

In addition, if the Holder (as defined below) (i) participates in the Uplist Transaction and in the Bridge Offering for a combined (taking into account the Holder’s aggregate investment in the Uplist Transaction and the Bridge Offering) amount equal to no less than fifty percent (50%) of the Holder’s original purchase price under the 2022 Notes and (ii) the Holder’s amount of participation in the Uplist Transaction is at least 4.3 times the Holder’s amount of participation in the Bridge Offering, then the Holder shall receive a pre-funded warrant (the “Participating Pre-Funded Warrant”) to purchase a number of shares of Common Stock equal to the Specified Number (as defined below) times the dollar amount under the 2022 Notes that was converted in the Automatic Conversion. The Participating Pre-Funded Warrant (i) shall have an exercise price of $0.001 per share, (ii) may be exercised on a cashless basis, (iii) shall be exercisable by the Holder at any time commencing on the 90th day after issuance, (iv) may be redeemed by the Company for cash at a redemption price of $0.82 per share underlying the Participating Pre-Funded Warrant with any such redemption made pro rata to all holders of the Participating Pre-Funded Warrants, (v) and shall contain a customary beneficial ownership limitation provision. Additionally, the holder of the Participating Pre-funded Warrants will agree that, until January 6, 2024, it shall not offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, the Participating Pre-Funded Warrant.

“Specified Percentage” means the greater of: (i) the percentage specified by the Company by notice to the 2022 Note holders (the “Holders” and each a “Holder”) at least five business days prior to the closing of the Uplist Transaction, which percentage shall be the percentage necessary to ensure the applicable Nasdaq requirements regarding the Uplist Transaction are satisfied, and (ii) the percentage specified by the Holder by notice to the Company at least three business days prior to the closing of the Uplist Transaction (which percentage may be different for each 2022 Note as determined by each Holder thereof); provided, that in no event shall the Specified Percentage for the 2022 Notes (A) exceed twenty five percent (25%) unless otherwise agreed in writing by the Holder, or (B) exceed fifty percent (50%) unless otherwise agreed in writing by the Company.

“Specified Number” means, if the Specified Percentage is 50%, 2.4, which number shall be increased by 1.6% for each percentage point decrease in the Specified Percentage, such increase being compounded iteratively for each percentage point decrease in the Specified Percentage, with the result rounded to two decimal places.

Additionally, on July 7, 2023, the Company entered into an amendment (the “Omnibus Amendment to Notes and Warrants”) with the Holders of the 2022 Notes amending the 2022 Notes and related warrants issued at each of the First Closing, Second Closing, and Third Closing (the “First Warrants”, “Second Warrants” and “Third Warrants”, respectively, and collectively, the “2022 Warrants”). Under the Omnibus Amendment to Notes and Warrants, the 2022 Notes and 2022 Warrants were amended (i) to modify the Most Favored Nation provisions therein to exclude the Bridge Offering and (ii) to prohibit the Company from engaging in any capital raising transactions, subject to certain exceptions, until the earlier of (A) July 7, 2027, and (B) the first date on which all Holders hold less than 20% of the original amount of the Participating Pre-Funded Warrants received by each Holder, respectively, in connection with the Automatic Conversion.

The foregoing descriptions of Amendment No. 8 to the First Notes, Amendment No. 8 to the Second Notes, Amendment No. 3 to the Third Notes, and the Omnibus Amendment to Notes and Warrants do not purport to be complete and are qualified in their entirety by the full text of the Form of Amendment No. 8 to the First Notes, the Form of Amendment No. 8 to the Second Notes, the Form of Amendment No. 3 to the Third Notes, and the Form of Omnibus Amendment to Notes and Warrants which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the three months ending June 30, 2023.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02         Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01         Other Events.

As previously disclosed, under the 2022 Notes, the Company has until July 31, 2023 to complete an Uplist Transaction, subject to the terms of the 2022 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: July 13, 2023	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer